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GLOBAL HEALTH SCIENCES, INC. - 8-K - CURRENT REPORT        DATE FILED: 11/2/2000
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EX-99.1 OTHERDOC


             EXHIBIT 99.1


                                           Document is copied.

       GLOBAL HEALTH CONTINUES ON `BUSINESS-AS-USUAL' BASIS DESPITE MISSED
                           PAYMENT ON LONG-TERM NOTES


      ORANGE, Ca. (11/1/00)--Global Health Sciences, Inc., currently in negotiations with its secured lenders, has notified holders of its long-term notes, due 2008, that the interest payment due on November 1, 2000 will not be made on that date.


      Despite the missed payment, the company and its subsidiaries--D&F Industries, Raven Industries (d.b.a. Omni-Pak) and American
Ingredients--continue to operate on a "business- as- usual basis," with timely payments to trade creditors.

      Global Health's secured lenders have insisted that no payments be rendered to noteholders pending resolution of the negotiations.

      Global Health Sciences, Inc. is a developer and custom manufacturer of dietary and nutritional supplements. The Company develops and manufactures vitamins, minerals, herbs, teas and other supplements in tablet, capsule and powder form in a variety of shapes, sizes, colors, flavors and textures designed to meet customers' specifications.

                                      ****

      This news release may contain forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made above. These include, but are not limited to, competitive factors and market demand. Further information on these and other factors, which could affect the Company's financial results, can be found in the Company's filings with the Securities and Exchange Commission.
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For further information, please contact:

Global Health Sciences, Inc.
Mr. Donald Lewis
Chief Financial Officer
714-765-8353

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